EXHIBIT 99

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

          In connection with the Annual Report of Crown Cork & Seal Company, Inc. Retirement Thrift Plan (the “Plan”) on Form   11-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James T. Malec, Director, Administration and Pension Investments, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

Date: June 27, 2003	/s/ James T. Malec
James T. Malec
Director, Administration and Pension Investments

A signed original of this written statement required by Section 906 has been provided to Crown Holdings, Inc., the Plan Sponsor, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.